Exhibit 3.1

SIXTH AMENDMENT

TO

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

MACK-CALI REALTY, L.P.

THIS SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF MACK-CALI REALTY, L.P. (the “Sixth Amendment”), dated as of April 20, 2018, to that certain Second Amended and Restated Agreement of Limited Partnership, dated as of December 11, 1997, as amended through the date hereof (collectively, the “Agreement”), of Mack-Cali Realty, L.P., a Delaware limited partnership (the “Partnership”). Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Agreement.

RECITALS

WHEREAS, the General Partner desires to cause the Partnership to establish and set forth the terms of two new classes of Partnership Interests to be collectively, with the Class A 2016 LTIP Units, the Class B 2016 Units, the Class C 2017 LTIP Units and the Class D 2017 LTIP Units, designated as LTIP Units (as defined herein below), in each case, to provide officers and key employees of the General Partner or one of its Affiliates (as defined herein below) in connection with their employment, which LTIP Units shall have the terms and conditions set forth in Annex A to this Sixth Amendment to the Agreement and the applicable Stock Plan; and

WHEREAS, the Executive Compensation and Option Committee of the Board of Directors of the General Partner duly approved the General Partner’s 2013 Stock Plan and the Agreement to provide officers and key employees of the General Partner or one of its Affiliates in connection with their employment or other service relationship), and thereby provide additional incentive for such persons to promote the progress and success of the business of the General Partner and its Affiliates, including the Partnership; and

WHEREAS, Section 6.4(a) of the Agreement authorizes the General Partner to cause the Partnership to issue additional interests in the Partnership to the Partners (including the General Partner) or other Persons additional Partnership Units or such other Partnership Interests in one or more classes, or one or more series of such classes in exchange for a Capital Contribution by such Person to the Partnership as provided or permitted in Section 6.4(a) of the Agreement.  Such Partnership Interests shall have designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties which may be senior, pari passu or junior to OP Units, all as shall be determined by the General Partner in its sole and absolute discretion as provided further therein; and

WHEREAS, Section 16.2(b) of the Agreement provides that the General Partner has the power, without the consent of the Limited Partners, to amend the Agreement as may be required to facilitate or implement the admission of Partners in accordance with the Agreement and to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 6.4(a); and

WHEREAS, the General Partner has made the determination pursuant to, and as permitted by, Sections 6.4(a) and 16.2(b) of the Agreement that consent of the Limited Partners is not required with respect to the matters set forth in this Sixth Amendment and the amendment of the Agreement; and

WHEREAS, the classes of LTIP Units shall be established and denominated as the Class E 2018 LTIP Units (as defined herein below) having the terms set forth in the Class E 2018 LTIP Plan (as defined herein below)

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annexed hereto as Exhibit A and the Class F 2018 LTIP Units (as defined herein below) having the terms set forth in the Class F 2018 LTIP Plan (as defined herein below) annexed hereto as Exhibit B to this Sixth Amendment; and

WHEREAS, the General Partner desires to so amend the Partnership Agreement as of April 20, 2018.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the General Partner on behalf of itself and the Limited Partners, intending to be legally bound, hereby agrees to make the following amendment to the Agreement, effective as of the date first written above:

1.                                      Article 1 of the Agreement is amended by inserting the following definitions in alphabetical order:

“Class E 2018 LTIP Units” shall mean the LTIP Units issued from time-to-time pursuant to that certain Class E 2018 LTIP Plan annexed hereto as Exhibit A.

“Class F 2018 LTIP Units” shall mean the LTIP Units issued from time-to-time pursuant to that certain Class F 2018 Plan annexed hereto as Exhibit B.

“Class E 2018 LTIP Units Award” shall mean that certain form of award annexed hereto as Exhibit A pursuant to which Class E 2018 LTIP Units may be awarded.

“Class F 2018 LTIP Units Award” shall mean that certain form of award annexed hereto as Exhibit B pursuant to which Class F 2018 LTIP Units may be awarded.

“Sixth Amendment” has the meaning set forth in the Recitals to the Sixth Amendment to this Agreement.

2.                                      The following definition contained in Section 2 of the Agreement is amended as follows:

(a)                                 The definition of “LTIP Units” is hereby amended and restated in its entirety:

“LTIP Units” means the Partnership Interests designated as (i) Class A 2016 LTIP Units and Class B 2016 LTIP Units and having the rights, powers, privileges, restrictions, qualifications and limitations set forth in Annex A to the Fourth Amendment to this Agreement and any applicable Stock Plan; (ii) Class C 2017 LTIP Units and Class D 2017 LTIP Units and having the rights, powers, privileges, restrictions, qualifications and limitations set forth in Annex A to the Fifth Amendment to this Agreement and any applicable Stock Plan; and (iii) Class E 2018 LTIP Units and Class F 2018 LTIP Units and having the rights, powers, privileges, restrictions, qualifications and limitations set forth in Annex A to the Sixth Amendment to this Agreement and any applicable Stock Plan.

3.                                      In making distributions pursuant to Article 8 of the Agreement and allocations pursuant to Article 7 of the Agreement, the General Partner of the Partnership shall take into account the provisions of Annex A to this Sixth Amendment to the Agreement.

4.                                      The LTIP Units shall have the terms set forth in Annex A to this Sixth Amendment to the Agreement.

5.                                      Except as expressly amended hereby, the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, this Sixth Amendment to the Partnership Agreement is executed and delivered as of the date first written above.

MACK-CALI REALTY CORPORATION, a Maryland Corporation

By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary

MACK-CALI REALTY, L.P.,
a Delaware limited partnership

By:	Mack-Cali Realty Corporation,
its general partner

	By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary

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ANNEX A

LTIP Units

The following are the terms of the LTIP Units:

1.                                      Designation.  The Partnership Interests designated as Class E 2018 LTIP Units and Class F 2018 LTIP Units are hereby established.  Each such class of Partnership Interests shall be designated as LTIP Units.  LTIP Units are intended to qualify as profits interests in the Partnership.  The number of LTIP Units that may be issued shall not be limited.

2.                                      Vesting.

A.                                    Vesting Generally.  LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement.  The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the terms of any Stock Plan pursuant to which the LTIP Units are issued, if applicable.  Subject to the terms of any Vesting Agreement, a holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of OP Units are entitled to transfer their OP Units pursuant to Article 13 of the Agreement.

B.                                    Forfeiture or Transfer of Unvested LTIP Units.  Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the forfeiture of any LTIP Units, or the repurchase by the Partnership or the General Partner of LTIP Units at a specified purchase price, then upon the occurrence of the circumstances resulting in such forfeiture or repurchase by the Partnership or the General Partner, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose, or as transferred to the Partnership or General Partner, as applicable.  Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with a record date prior to the effective date of the forfeiture.  In connection with any forfeiture or repurchase of LTIP Units, the balance of the portion of the Capital Account of the holder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 7.4(i) of the Agreement, calculated with respect to the holder’s remaining LTIP Units, if any.

C.                                    Legend.  The records of the Partnership evidencing any issuance of LTIP Units, including, without limitation, any certificate evidencing an LTIP Unit shall bear an appropriate legend, as determined by the Partnership in its sole discretion, indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

3.                                      Distributions.

A.                                    LTIP Distribution Amount.  Subject to the terms and conditions of any Vesting Agreement and Section 8.5 of the Agreement, Commencing from and after the LTIP Unit Distribution Participation Date established for any LTIP Units, such LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, (i) to the extent of Profits for a taxable period, distributions equal to the Interim Distribution Amount and (ii) regular, special, extraordinary or other distributions (other than distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership) which may be made from time to time, in an amount per unit equal to the amount of any such distributions that would have been payable to such holders if the LTIP Units had been OP Units (if specified in the Vesting Agreement or other documentation pursuant to which the LTIP Units are issued).  For purposes of clarification, distributions of the Interim Distribution Amount as provided in Section 8.5 of the Agreement shall be made to LTIP Unit holders to allow such holders to receive an amount of distributions (after taking into account distributions made to LTIP Unit holders prior to the LTIP Unit Distribution Participation Date) as if the LTIP Unit Distribution Participation Date had been the date of grant of such LTIP Units, but only to the

Annex A-1

extent of Profits realized in the taxable period in which the LTIP Unit Distribution Participation Date occurs, or in subsequent taxable periods.  LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership in an amount per unit equal to the amount of any such distributions payable on the OP Units, whether made prior to, on or after the LTIP Unit Distribution Participation Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units.  Distributions on the LTIP Units, if authorized, shall be payable on the LTIP Unit Distribution Payment Date and in such manner as may be authorized by the General Partner; provided that the LTIP Unit Distribution Payment Date shall be the same as the corresponding date relating to the corresponding distribution on the OP Units. The record date for determining which holders of LTIP Units are entitled to receive a distribution shall be the Partnership Record Date for that distribution. All distributions paid with respect to LTIP Units prior to the date on which the determination is made with respect to events resulting in the forfeiture of such LTIP Units or the repurchase by the Partnership or the General Partner of such LTIP Units shall be retained by the holder of such LTIP Units and not subject to forfeiture or restitution in the event that Unvested LTIP Units fail to become Vested LTIP Units. Following such date of determination, no further distributions will be paid with respect to Unvested LTIP Units that have been forfeited or are repurchased by the Partnership or the General Partner, other than any distributions declared with a record date prior to the effective date of the forfeiture or repurchase.

B.                                    LTIP Unit Distribution Participation Date.  The LTIP Unit Distribution Participation Date for each LTIP Unit will be with respect to LTIP Units granted pursuant to any Stock Plan, such date as may be specified in the Vesting Agreement or other documentation pursuant to which such LTIP Units are issued, including without limitation, the Class E 2018 LTIP Units Award annexed hereto as Exhibit A and the Class F 2018 LTIP Units Award annexed hereto as Exhibit B.

4.                                      Allocations.

LTIP Unitholders shall be entitled to certain special allocations of income and gain under Sections 7.4(g) and 7.4(i) of the Agreement.  For purposes of determining allocations of Profits and Losses pursuant to Section 7.1, to the extent that the LTIP Unit Distribution Participation Date with respect to a LTIP Unit has occurred, such LTIP Unit shall be treated as an OP Unit.  Until the LTIP Unit Distribution Participation Date for an LTIP Unit has occurred, each LTIP Unit shall be treated as a fraction of one outstanding OP Unit equal to one OP Unit multiplied by the LTIP Unit Initial Regular Sharing Percentage or the LTIP Unit Initial Special Sharing Percentage with respect to such LTIP Unit, as applicable.  The General Partner is authorized in its discretion to adjust the allocations made under this Section 4 of this Annex A after the LTIP Unit Distribution Participation Date, so that the ratio of (i) the total amount of Profits or Losses allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s LTIP Unit Distribution Participation Date falls (excluding special allocations under Sections 7.4(g) and 7.4(i) of the Agreement), to (ii) the total amount distributed to that LTIP Unit with respect to such period (excluding distributions of the Interim Distribution Amount pursuant to Section 8.5 of the Agreement), is more nearly equal to the ratio of (i) the Profits and Losses allocated with respect to the General Partner’s OP Units in such taxable year to (ii) the amounts distributed to the General Partner with respect to such OP Units and such taxable year.

5.                                      Adjustments.

The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and OP Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided, however, that the foregoing is not intended to alter the LTIP Unit Capital Account Limitation (as defined in Section 7.B of this Annex A), the special allocations pursuant to Sections 7.4(g), 7.4(h) and 7.4(i) of the Agreement, differences between distributions (other than distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership) to be made with respect to the LTIP Units and OP Units prior to the LTIP Unit Distribution Participation Date for such LTIP Units, differences between distributions (other than distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership) to be made with respect to the LTIP Units and OP Units pursuant to Section 14.2 of the Agreement or Section 3 of this Sixth Amendment to the Agreement in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to the OP Units due to insufficient special allocations pursuant to Section 7.4(i) of the Agreement or related provisions.  If an LTIP Unit Adjustment Event occurs, then

Annex A-2

the General Partner shall make a corresponding adjustment to the LTIP Units to maintain such one-for-one correspondence between OP Units and LTIP Units.  For the avoidance of doubt, the following shall not be LTIP Unit Adjustment Events:  (x) the issuance of Partnership Interests in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Interests pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Interests to the General Partner in respect of a Capital Contribution to the Partnership of proceeds from the sale of securities by the General Partner.  If the Partnership takes an action affecting the OP Units other than actions specifically described above as LTIP Unit Adjustment Events and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall make such adjustment to the LTIP Units, to the extent permitted by law and by the terms of any plan pursuant to which the LTIP Units have been issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances.  If an adjustment is made to the LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error.  Promptly after filing of such certificate, the Partnership shall mail a notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

6.                                      Ranking.

The LTIP Units shall rank on parity with the OP Units in all respects and junior to all Preferred Units, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Partnership, subject to the proviso in the first sentence of Section 5 of this Annex A.

7.                                      Right to Convert LTIP Units into OP Units.

A.                                    Conversion Right.  A holder of LTIP Units shall have an LTIP Unit Conversion Right, at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into OP Units.  Holders of LTIP Units shall not have the right to convert Unvested LTIP Units into OP Units until they become Vested LTIP Units; provided, however, that when a holder of LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Person may deliver to the Partnership an LTIP Unit Conversion Notice (as hereinafter defined) conditioned upon and effective as of the time of vesting, and such LTIP Unit Conversion Notice, unless subsequently revoked by the holder of the LTIP Units, shall be accepted by the Partnership subject to such condition.  The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into OP Units.  In all cases, the conversion of any LTIP Units into OP Units shall be subject to the conditions and procedures set forth in this Section 7 of this Annex A.

B.                                    Number of Units Convertible.  A holder of Vested LTIP Units may convert such Vested LTIP Units into an equal number of fully paid and non-assessable OP Units, giving effect to all adjustments (if any) made pursuant to Section 5 of this Annex A.  Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds the LTIP Unit Capital Account Limitation.

C.                                    Notice.  In order to exercise his or her Conversion Right, a holder of LTIP Units shall deliver a LTIP Unit Conversion Notice to the Partnership in the form attached as Annex B to the Sixth Amendment not less than ten (10) nor more than sixty (60) days prior to the LTIP Unit Conversion Date specified in such LTIP Unit Conversion Notice.  Each holder of LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 7 of this Annex A shall be free and clear of all liens.  Notwithstanding anything herein to the contrary (but subject to Section 10.3 of the Agreement), a holder of LTIP Units may deliver a notice pursuant to Section 10.3 of the Agreement relating to those OP Units that will be issued to such holder upon conversion of such LTIP Units into OP Units in advance of the LTIP Unit Conversion Date; provided, however, that redemption of such OP Units by the Partnership shall in no event take place until the LTIP Unit Conversion Date.  For clarity, it is noted that the objective of this paragraph is to put a holder of LTIP Units in a position where, if he or she so wishes, the OP Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if in accordance with Section 10.3 of the Agreement the General Partner delivers to such holder Common Stock (rather than cash), then such holder can have such Common Stock issued to him or her simultaneously with the conversion of his or her Vested

Annex A-3

LTIP Units into OP Units.  The General Partner shall reasonably cooperate with a holder of LTIP Units to coordinate the timing of the different events described in the foregoing sentence.

D.                                    Forced Conversion.  The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by a holder of LTIP Units to be converted in a LTIP Unit Forced Conversion into an equal number of OP Units, giving effect to all adjustments (if any) made pursuant to Section 5 of this Annex A; provided, however, that the Partnership may not cause an LTIP Unit Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of the holder of such LTIP Units pursuant to Section 7.B. of this Annex A (including taking into account the LTIP Unit Capital Account Limitation).  In order to exercise its right to cause an LTIP Unit Forced Conversion, the Partnership shall deliver a LTIP Unit Forced Conversion Notice to the holder of Vested LTIP Units in the form attached as Annex C to the Sixth Amendment to the applicable holder not less than ten (10) nor more than sixty (60) days prior to the LTIP Unit Conversion Date specified in such LTIP Unit Forced Conversion Notice.  A Forced LTIP Unit Conversion Notice shall be provided in the manner provided in Section 18.1 of the Agreement.

E.                                     Conversion Procedures.  Subject to any redemption of OP Units to be received upon the conversion of Vested LTIP Units, a conversion of Vested LTIP Units for which the holder thereof has given an LTIP Unit Conversion Notice or the Partnership has given a Forced LTIP Unit Conversion Notice shall occur automatically after the close of business on the applicable LTIP Unit Conversion Date without any action on the part of such holder of LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of OP Units issuable upon such conversion.  After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of OP Units and remaining LTIP Units, if any, held by such Person immediately after such conversion.

F.                                      Treatment of Capital Account.  For purposes of making future allocations under Section 7.4(i) of the Agreement and applying the LTIP Unit Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the OP Unit Economic Balance.

G.                                    Mandatory Conversion in Connection with a Transaction.  If the Partnership or the General Partner shall be a party to any Transaction, then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a LTIP Unit Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Interests in the context of the Transaction (in which case the LTIP Unit Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction).

In anticipation of such LTIP Unit Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the OP Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of OP Units, assuming such holder of OP Units is not a Constituent Person, or an Affiliate of a Constituent Person.  In the event that holders of OP Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of LTIP Units of such election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice delivered to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into OP Units in connection with such Transaction.  If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a OP Unit would receive if such holder of OP Units failed to make such an election.

Annex A-4

Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the terms of any Stock Plan under which LTIP Units are issued, the Partnership shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section 7 of this Annex A and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holders of LTIP Units whose LTIP Units will not be converted into OP Units in connection with the Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the OP Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the holders of LTIP Units.

8.                                      Redemption at the Option of the Partnership.

LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from (i) repurchasing LTIP Units from the holder thereof if and to the extent such holder agrees to sell such LTIP Units or (ii) from exercising its LTIP Unit Forced Conversion right.

9.                                      Voting Rights.

Holders of Vested LTIP Units shall have the right to vote on all matters submitted to a vote of the holders of OP Units; holders of LTIP Units and OP Units shall vote together as a single class, together with any other class or series of Partnership Interests upon which like voting rights have been conferred.  In any matter in which the LTIP Units are entitled to vote, including an action by written consent, each LTIP Unit shall be entitled to vote a Percentage Interest equal on a per unit basis to the Percentage Interest represented by each OP Unit.

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Annex A-5

ANNEX B

NOTICE OF ELECTION BY PARTNER TO CONVERT

LTIP UNITS INTO OP UNITS

The undersigned holder of LTIP Units hereby irrevocably elects to convert the number of Vested LTIP Units in Mack-Cali Realty, L.P. (the “Partnership”) set forth below into OP Units in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.  The undersigned hereby represents, warrants, and certifies that the undersigned:  (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Conversion Date:

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

	(City)	(State)	(Zip Code)

Signature Guaranteed by:

Annex B-1

ANNEX C

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION

OF LTIP UNITS INTO OP UNITS

Mack-Cali Realty, L.P. (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into OP Units in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:
(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Conversion Date:

Annex C-1

EXHIBIT A

MACK-CALI REALTY CORPORATION

2018 PERFORMANCE-BASED LONG-TERM INCENTIVE PLAN AWARD AGREEMENT

2018 PERFORMANCE-BASED LONG-TERM INCENTIVE PLAN AWARD AGREEMENT made as of the date set forth on Schedule A hereto between Mack-Cali Realty Corporation, a Maryland corporation (the “Company”), the general partner of its subsidiary Mack-Cali Realty, L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the party listed on Schedule A (the “Grantee”).

RECITALS

A.                                    The Grantee is an employee of the Company or one of its Affiliates (as defined herein below) and provides services directly or indirectly to the Partnership.

B.                                    The Executive Compensation and Option Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has duly approved this and other long-term incentive plan awards subject to performance-based vesting (the “2018 PBV LTIP Awards”) and time-based vesting (the “2018 TBV LTIP Awards”) pursuant to the Company’s 2013 Incentive Stock Plan (as further amended, restated or supplemented from time to time, the “2013 Plan”) and the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, restated and supplemented from time to time (the “Partnership Agreement”), to provide officers and key employees of the Company or its Affiliates, including the Grantee, in connection with their employment, with the incentive compensation described in this 2018 Performance-Based Long-Term Incentive Plan Award Agreement (this “Agreement”), and thereby provide additional incentive for them to promote the progress and success of the business of the Company and its Affiliates, including the Partnership. 2018 PBV LTIP Awards were duly approved by the Committee pursuant to authority delegated to it by the Board as set forth in the Committee’s charter and Section 1.3 of the 2013 Plan, including authority to make grants of equity interests in the Partnership which may, under certain circumstances, be redeemed for cash, or, at the election of the Company, for shares of the Company’s Common Stock reserved for issuance under the 2013 Plan, or any successor equity plan (as any such plan may be amended, modified or supplemented from time to time, collectively the “Stock Plan”)). This Agreement evidences one award (this “Award”) in a series of substantially identical 2018 PBV LTIP Awards being made concurrently with this Award and is subject to the terms and conditions set forth herein and in the Partnership Agreement.

C.                                    The Grantee was selected by the Committee to receive this Award and the Board, effective as of the grant date specified in Schedule A hereto, awarded to the Grantee the number of Award LTIP Units (as defined herein) as provided herein and as forth in Schedule A.

NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:

1.                                      Administration.  This Award and all other 2018 PBV LTIP Awards shall be administered by the Committee, which in the administration of 2018 PBV LTIP Awards in general and this Award in particular shall have all the powers and authority it has in the administration of the Stock Plan as set forth in the Stock Plan; provided that all powers of the Committee hereunder can be exercised by the full Board if the Board so elects. The Committee, in its sole and absolute discretion, may make at any time any provision for lapse of forfeiture restrictions and/or accelerated vesting under this Agreement of some or all of the Grantee’s unvested Award LTIP Units (as defined below) that have not previously been forfeited. All decisions, actions or interpretations of the Committee or the Board on all matters relating to this Award shall be final, binding and conclusive upon all parties.

2.                                      Definitions.  Capitalized terms used herein without definitions shall have the meanings given to those terms in the Stock Plan. In addition, as used herein:

“Absolute Component LTIP Units” has the meaning set forth in Section 4(a).

“Absolute TSR Performance” means the Company’s TSR for the Measurement Period.

“Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

Exhibit A-1

“Agreement” has the meaning set forth in the Recitals.

“Award Common Units” has the meaning set forth in Section 8.

“Award LTIP Units” has the meaning set forth in Section 3.

“Board” has the meaning set forth in the Recitals.

“Cause” for termination of the Grantee’s employment for purposes of this Agreement means: (A) if the Grantee is a party to a Service Agreement immediately prior to such termination, and “Cause” is defined therein, then “Cause” shall have the meaning set forth in such Service Agreement, or (B) if the Grantee is not party to a Service Agreement immediately prior to such termination or the Grantee’s Service Agreement does not define “Cause,” then “Cause” shall mean: (i) willful and continued failure by the Grantee to use best efforts to substantially perform his duties to the Company and/or its Affiliates (other than any such failure resulting from Grantee’s incapacity due to physical or mental illness) for a period of thirty (30) days after written demand for substantial performance is delivered by the Company and/or its Affiliates specifically identifying the manner in which the Company and/or its Affiliates believe Grantee has not substantially performed his duties; (ii) material and continued failure to comply with Grantee’s obligations under any written policy of the Company and/or its Affiliates applicable to senior executives as approved by the Board of Directors from time to time for a period of thirty (30) days after written demand for substantial compliance is delivered by the Company and/or its Affiliates specifically identifying the manner in which the Company and/or its Affiliates believe Grantee has not substantially complied; (iii)  any act of fraud, embezzlement, misappropriation, or misuse for personal benefit of the assets or property of the Company and/or its Affiliates; or (iv) a conviction of or plea of “guilty” or “no contest” to a felony under the laws of the United States or any state or territory thereof.  No act, or failure to act, on Grantee’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in furtherance of, or not opposed to, the interests of the Company and/or its Affiliates. Any determination of Cause by the Company and/or its Affiliates will be made (A) if the Grantee is a party to a Service Agreement immediately prior to such termination, in accordance with the terms of such Service Agreement, or (B) if the Grantee is not a party to a Service Agreement immediately prior to such termination, then  by the Board of Directors at a duly held meeting of the Board of Directors (held after reasonable notice to Grantee and reasonable opportunity for him, together with his counsel, to be heard before the Board of Directors at the meeting) and pursuant to resolutions duly adopted by the affirmative vote of the majority of the Board of Directors present and voting at such meeting finding that in the good faith opinion of the Board of Directors after reasonable investigation that Grantee has engaged in acts or omissions constituting Cause, provided that no such determination may be made, until Grantee has been given written notice detailing the specific Cause event and, where applicable, the lapsing of any cure period.

“Change of Control” means, with respect to any event: (A) if the Grantee is party to a Service Agreement immediately prior to such event and “Change of Control” (or “Change in Control”) is defined therein, then “Change of Control” shall have the meaning set forth in such Service Agreement, or (B) if the Grantee is not party to a Service Agreement immediately prior to such event and/or “Change of Control” is not defined therein, the occurrence of any one of the following events:

(a)                                       any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than the Company, any of its Subsidiaries, or any employee benefit plan sponsored by the Company or any of its Subsidiaries, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the shares of common stock of the Company  issued and outstanding immediately prior to such acquisition;

(b)                                       any Shares are purchased pursuant to a tender or exchange offer, other than an offer by the Company, that results in any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Exchange Act becoming the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the Shares issued and outstanding immediately prior to such tender or exchange offer; or

(c)                                        the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company immediately prior to such transaction own,

Exhibit A-2

immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 30% of the voting power of the surviving or acquiring corporation.

“Change of Control Period” shall mean the period commencing on the earlier of (i) the date that a Change of Control occurs or (ii) the date that the Company enters into a definitive agreement with respect to a transaction, the consummation of which would constitute a Change of Control (provided it is actually consummated), and in either case ending on the second anniversary of the Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.

“Company” has the meaning set forth in the Recitals.

“Continuous Service” means the continuous service, without interruption or termination, as an employee, director, trustee, manager or member of, or with the approval of the Committee or the Board, consultant or advisor to the Company or an Affiliate.  Continuous Service shall not be considered interrupted in the case of:  (A) any approved leave of absence; (B) transfers among the Company and any Affiliate, or any successor, in any capacity of trustee, director, employee, manager, member, or with the approval of the Committee or the Board, consultant or advisor; or (C) any change in status as long as the individual remains in the service of the Company or any Affiliate of the Company in any capacity of employee, director, trustee, manager, member or similar function of, or (if the Committee or the Board specifically agrees that the Continuous Service is not uninterrupted) a consultant or advisor.  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.  Subject to the preceding sentence, whether a termination of Continuous Service shall have occurred for purposes of this Agreement shall be determined by the Committee or the Board, which determination shall be final, binding and conclusive.

“Disability” means: (A) if the Grantee is a party to a Service Agreement immediately prior to the applicable event, and “disability” is defined therein, then “disability” shall have the meaning set forth in such definition; or (B) if the Grantee is not party to a Service Agreement immediately prior to such event or the Grantee’s Service Agreement does not define “Disability” or a substantially equivalent term, then “Disability” shall mean the inability of Grantee, as a result of any medically determinable physical or mental disease, injury, or congenital condition, to substantially perform his principal duties to the Company and/or an Affiliate, with or without reasonable accommodation, for a continuous period of one hundred eighty (180) days, or periods aggregating two hundred seventy (270) days in any twelve month period, as determined by the Board or a committee thereof in good faith based upon medical evidence.

“Effective Date” April 20, 2018.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Share Value” means the average closing price of a company’s common equity over the thirty (30) Trading Days ending on April 19, 2021 as reported on the principal national securities exchange on which such common equity is listed.

“Good Reason” for termination of the Grantee’s employment for purposes of this Agreement means: (A) if the Grantee is a party to a Service Agreement immediately prior to such termination, and “good reason” is defined therein, then “Good Reason” shall have the meaning set forth in such Service Agreement, or (B) if the Grantee is not party to a Service Agreement immediately prior to such termination and/or the Grantee’s Service Agreement does not define “Good Reason,” then “Good Reason” shall mean the occurrence of any of the following circumstances, without the Grantee’s express written consent: (i) the material diminishment of Grantee’s authority, duties or responsibilities; (ii) a material reduction in Grantee’s annual base salary; or (iii) a material change in the geographic location at which the Grantee must perform services directly or indirectly to the Company and/or its Affiliates. Unless otherwise provided in a Service Agreement to which the Grantee is a party immediately prior to such termination, to constitute “good reason termination,” the Grantee: (1) must provide written notice to the Company within thirty (30) days of the initial existence of the event constituting “Good Reason;” (2) may not terminate his employment unless the Company fails to remedy the event constituting “Good Reason” within thirty (30) days after

Exhibit A-3

such notice has been deemed given pursuant to this Agreement; and (3) must terminate employment with the Company no later than ten (10) days after the end of the thirty-day period in which the Company fails to remedy the event constituting “Good Reason.”

“Grantee” has the meaning set forth in the Recitals.

“Index Companies” means equity office REITs in the NAREIT (or comparable replacing) index, excluding the Company if it is a member of such Index.

“Initial Share Value” means the average closing price of a company’s common equity over the thirty (30) Trading Days ending on April 19, 2018 as reported on the principal national securities exchange on which such common equity is listed.

“Initial Valuation Date” means April 19, 2021.

“Limited Partner” shall have the meaning set forth in the Partnership Agreement.

“LTIP Units” means units of limited partnership interest of the Partnership designated as “Class E 2018 LTIP Units” in the Partnership Agreement awarded under the 2013 Plan, having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption set forth in the Partnership Agreement.

“Measurement Period” means the period April 20, 2018 through April 19, 2021.

“Partial Service Factor” means a factor carried out to the sixth decimal to be used in calculating the number of Absolute Component LTIP Units and Relative Component LTIP Units that shall vest pursuant to Section 5 in the event of a termination of the Grantee’s Continuous Service prior to the end of the Measurement Period, determined by dividing the number of calendar days that have elapsed since the beginning of the Measurement Period to and including the date of the Grantee’s termination or the Change of Control, as applicable, by 1,096.

“Relative Component LTIP Units” has the meaning set forth in Section 4(b).

“Relative TSR Performance” means the Company TSR for the Measurement Period relative to the TSR of the Index Companies for the same Measurement Period expressed as a percentile calculated by dividing the number of such Index Companies with a TSR less than the Company TSR by the total number of such Index Companies.

“Retirement” means the termination of the Grantee’s employment for any reason other than death, Disability, termination by the Company for Cause or termination by the Grantee for Good Reason on or after the date that (i) the Grantee has attained 60 years of age, and (ii) the Grantee has served as an employee of the Company for at least ten (10) years.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Agreement” means, as of a particular date, any employment, severance, consulting or similar service agreement then in effect between the Grantee, on the one hand, and the Company or one of its Subsidiaries, on the other hand, as amended or supplemented through such date.

“Stock Plan” has the meaning set forth in the Recitals.

“Subsidiary” has the meaning set forth in the Stock Plan.

“Successor” means, in respect of a Change of Control, the surviving corporation, acquirer, assignee or other successor-in-interest to the Company resulting from the consummation of a Change of Control.

“Total Stockholder Return” or “TSR” means, for the Measurement Period, the appreciation in the stock price of a company’s common equity from its Initial Share Value, assuming contemporaneous reinvestment in such common equity of all dividends and other distributions, to its Final Share Value through and as of the last day of the Measurement Period, all divided by the Initial Share Value.

“Trading Day” means any date on which means any day on which the Common Stock is traded on the New York Stock Exchange; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled

Exhibit A-4

to trade on the New York Stock Exchange for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the New York Stock Exchange.

“Units” means OP Units (as defined in the Partnership Agreement) that are outstanding or are issuable upon the conversion, exercise, exchange or redemption of any securities of any kind convertible, exercisable, exchangeable or redeemable for OP Units.

3.                                      Award of LTIP Units.  On the terms and conditions set forth in this Agreement, as well as the terms and conditions of the Stock Plan, the Grantee is hereby granted this Award consisting of the number of LTIP Units set forth on Schedule A hereto, which is incorporated herein by reference (the “Award LTIP Units”). Award LTIP Units, when issued, shall constitute and be treated as the property of the Grantee, subject to the terms of this Agreement and the Partnership Agreement. Award LTIP Units will be subject to vesting as provided in Section 4 and Section 5. In connection with this issuance and each subsequent issuance of Award LTIP Units, if any, the Grantee shall make the capital contribution described in Section 6 and shall execute and deliver to the Company and the Partnership such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request at any time (including in the future) in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws.

4.                                      Vesting of Award LTIP Units. The LTIP Units are subject to time-based vesting and performance-based vesting over a period of five years as follows:

(a)                                 Subject to Section 4(c) and Section 5, with respect to fifty percent (50%) of the LTIP Units (the “Absolute Component LTIP Units”), vesting shall occur as follows:

(i)                                     twenty-five percent (25%) of the Absolute Component LTIP Units shall vest if the Company’s Absolute TSR Performance during the Measurement Period equals or exceeds eighteen percent (18%).

(ii)                                  sixty-two and one-half percent (62.5%) of the Absolute Component LTIP Units shall vest if the Company’s Absolute TSR Performance during the Measurement Period equals or exceeds twenty-seven percent (27%).

(iii)                               one hundred percent (100%) of the Absolute Component LTIP Units shall vest if the Company’s Absolute TSR Performance during the Measurement Period equals or exceeds thirty-six percent (36%).

(iv)                              For Absolute TSR Performance less than eighteen percent (18%), no Absolute Component LTIP Units shall vest.  For Absolute TSR Performance at or above eighteen percent (18%) and less than one hundred percent (100%), vesting of Absolute Component LTIP Units shall be calculated by linear interpolation utilizing computer-based, spreadsheet formula.

(b)                                 Subject to Section 4(c) and Section 5, with respect to fifty percent (50%) of the LTIP Units (the “Relative Component LTIP Units”), vesting shall occur as follows:

(i)                                     twenty-five percent (25%) of the Relative Component LTIP Units shall vest if the Company’s Relative TSR Performance equals or exceeds the 35th percentile of the TSR of the Index Companies during the Measurement Period.

(ii)                                  sixty-two and one-half percent (62.5%) of the Relative Component LTIP Units shall vest if the Company’s Relative TSR Performance during the Measurement Period equals or exceeds the 55th percentile of the TSR of the Index Companies during the Measurement Period.

(iii)                               one hundred percent (100%) of the Absolute Component LTIP Units shall vest if the Company’s Relative TSR Performance during the Measurement Period equals or exceeds the 75th percentile of the TSR of the Index Companies during the Measurement Period.

Exhibit A-5

(iv)                              For Relative TSR Performance less than the 35th percentile, no Relative Component LTIP Units shall vest.  For Relative TSR Performance at or above the 35th percentile and less than the 75th percentile, vesting of Relative Component LTIP Units shall be calculated by linear interpolation utilizing computer-based, spreadsheet formula.

(c)                                  Notwithstanding that any of the Award LTIP Units may have vested based on performance as provided in Section 4(a) or Section 4(b), subject to Section 5, the Award LTIP Units shall only become vested in the following amounts and at the following times, provided that the Continuous Service of the Grantee continues through and on the applicable vesting date or the accelerated vesting date provided in Section 5, as applicable:

(i)                               fifty percent (50%) of the Total LTIP Unit Equivalent shall become vested on April 19, 2021;

(ii)                            twenty-five percent (25%) of the Total LITP Unit Equivalent shall become vested on April 19, 2022; and

(iii)                         twenty-five percent (25%) of the Total LTIP Unit Equivalent shall become vested on April 19, 2023.

(d)                                 Any Award LTIP Units that do not become vested pursuant to Section 4 or Section 5 shall, without payment of any consideration by the Partnership other than as provided in the last sentence of Section 5, automatically and without notice or further action by the Company or its Affiliates be forfeited and be and become null and void, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Award LTIP Units.

(e)                                  To the extent that Schedule A provides for amounts or schedules of vesting that conflict with the provisions of Section 4 and Section 5, the provisions of Schedule A will be controlling and determinative.

5.                                      Termination of Grantee’s Service Relationship; Death and Disability; Change of Control.

(a)                                 If the Grantee is a party to a Service Agreement, whether entered into prior or subsequent to the date of this Agreement, and ceases to be an employee of the Company or any of its Affiliates, the provisions of Sections 5(b) through 5(f) shall govern the treatment of the Grantee’s Award LTIP Units exclusively, unless the Service Agreement contains, or is amended to contain, provisions that expressly refer to this Section 5(a) and provides that those provisions of the Service Agreement shall instead govern the treatment of the Grantee’s Award LTIP Units. The foregoing sentence will be deemed an amendment to any applicable Service Agreement to the extent required to apply its terms consistently with this Section 5, such that, by way of illustration, any provisions of the Service Agreement with respect to accelerated vesting or payout or the lapse of forfeiture restrictions relating to the Grantee’s incentive or other compensation awards in the event of certain types of terminations of the Grantee’s service relationship with the Company (such as, for example, termination at the end of the term, termination without Cause by the Company and/or its Affiliates or termination for Good Reason by the Grantee) shall not be interpreted as requiring vesting to occur with respect to this Award other than as specifically provided in this Section 5. In the event an entity ceases to be a Subsidiary or Affiliate of the Company, such action shall be deemed to be a termination of employment of all employees of that entity for purposes of this Agreement, provided that the Committee or the Board, in its sole and absolute discretion, may make provision in such circumstances for lapse of forfeiture restrictions and/or accelerated vesting of some or all of the Grantee’s remaining unvested Award LTIP Units that have not previously been forfeited, effective immediately prior to such event. If a Change of Control occurs, Section 5(f) shall govern the treatment of the Grantee’s Award LTIP Units exclusively notwithstanding the provisions of Sections 3.3(c), 4.7 and 5.7 of the 2013 Plan.

(b)                                 In the event of termination of the Grantee’s Continuous Service by (A) the Company without Cause, or (B) the Grantee for Good Reason, (C) the Grantee without Good Reason after the

Exhibit A-6

expiration of the term of Grantee’s then effective Service Agreement, or (D) by reason of death, Disability or Retirement (each a “Qualified Termination”), prior to the Initial Valuation Date, the Grantee will not forfeit the Award LTIP Units upon such termination, but the following provisions of this Section 5(b) shall modify the determination and vesting of the Absolute Component LTIP Units and Relative Component LTIP Units for the Grantee:

(i)                                     (A) if the date of such Qualified Termination occurs prior to the expiration date of the term of Grantee’s then effective Service Agreement, the calculations provided in Section 4(a) and Section 4(b) shall be performed as of the Initial Valuation Date as if the Qualified Termination had not occurred, and (B) if the date of such Qualified Termination occurs after the expiration date of the term of Grantee’s then effective Service Agreement, the calculations provided in Section 4(a) and Section 4(b) shall be performed as of the date of such Qualified Termination;

(ii)                                  the number of Absolute Component LTIP Units and Relative Component LTIP Units that would otherwise vest pursuant to Section 4(a) and Section 4(b) shall be multiplied by the Partial Service Factor (with the resulting number being rounded to the nearest whole LTIP Unit or, in the case of 0.5 of a unit, up to the next whole unit), and such adjusted number of LTIP Units shall be deemed the Grantee’s vested LTIP Units for all purposes under this Agreement; provided, however, that if the Qualified Termination is as a result of the Grantee’s Retirement, the Partial Service Factor shall be equal to one (1);

(iii)                               the number of Grantee’s vested Absolute Component LTIP Units and Relative Component LTIP Units as adjusted pursuant to Section 5(b)(ii) shall no longer be subject to forfeiture pursuant to Section 4(c); provided that, notwithstanding that no Continuous Service requirement pursuant to Section4(c) will apply to the Grantee after the effective date of a Qualified Termination, the Grantee will not have the right to Transfer (as defined in Section 8) his Award LTIP Units or request redemption of his Award Common Units under the Partnership Agreement until such dates as of which his Absolute Component LTIP Units and Relative Component LTIP Units, each as adjusted pursuant to Section 5(b)(ii), would have become vested pursuant to Section 4(c) absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 5(b)(iii) is to prevent a situation where grantees of LTIP Units who have had a Qualified Termination would be able to realize the value of their Award LTIP Units or Award Common Units (through Transfer or redemption) before other grantees of LTIP Units whose Continuous Service continues through the applicable vesting dates set forth in Section 4(c).

(c)                                  In the event of a Qualified Termination after the Initial Valuation Date, all unvested Award LTIP Units that have not previously been forfeited pursuant to Section 4(d) shall vest immediately and automatically; provided that, notwithstanding that no Continuous Service requirement pursuant to Section 4(c) will apply to the Grantee after the effective date of a Qualified Termination, the Grantee and his heirs, assigns or personal representatives will not have the right to Transfer (as defined in Section 8) his Award LTIP Units or request redemption of his Award Common Units under the Partnership Agreement until such dates as of which his Absolute Component LTIP Units and Relative Component LTIP Units would have become vested pursuant to Section 4(c) absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 5(c) is to prevent a situation where grantees of LTIP Units who have had a Qualified Termination would be able to realize the value of their Award LTIP Units or Award Common Units (through Transfer or redemption) before other grantees of LTIP Units whose Continuous Service continues through the applicable vesting dates set forth in Section 4(c).

(d)                                 In the event of a termination of the Grantee’s Continuous Service other than a Qualified Termination, all Award LTIP Units except for those that, as of the date at such termination, both (i) have ceased to be subject to forfeiture pursuant to Section 4(a) and Section 4(b) and (ii) are vested pursuant to Section 4(c) shall, without payment of any consideration by the Partnership other than as provided in the last sentence of Section 6, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his

Exhibit A-7

successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Award LTIP Units.

(e)                                  In the event of a Change of Control, the following provisions of this Section 5(e) shall modify the determination and vesting of the Grantee’s Absolute Component LTIP Units and Relative Component LTIP Units:

(i)                                           If the Change of Control occurs before the Initial Valuation Date, the calculations provided in Section 4(a) and Section 4(b) shall be performed as if the Measurement Period ended on the date of the Change of Control.   The number of Absolute Component LTIP Units and Relative Component LTIP Units earned based on such calculation shall continue to be subject to the Continuous Service requirements of Section 4(c).  If the Change of Control occurs after the Initial Valuation Date, any LTIP Units vested pursuant to Section 4(a) or Section 4(b) shall be subject to the continued service requirements of Section 4(c), subject to Section 5(e)(ii).

(ii)                                        If (A) during a Change of Control Period the Grantee’s Continuous Service is terminated as a result of a Qualified Termination, or (B) if after a Change of Control the Company or its Successor does not assume, convert, or replace the LTIP Units as calculated in Section 5(e)(i) with a security with substantially the same rights, privileges, preferences of the LTIP Units, then in each case the LTIP Units described in Section 5(e)(i) shall immediately vest.

(iii)                                     Notwithstanding the foregoing, if the accelerated vesting of the Award LTIP Units as a result of the Change of Control, when combined with any other amount payable to Grantee by reason of the Change of Control, would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, but for the application of this sentence, then the number of Award LTIP Units that vest by reason of this Section 5(e) shall be reduced to the minimum extent necessary, after taking into account any similar reductions required to other amounts payable to Grantee by reason of the Change of Control, so that no amount payable to Grantee constitutes an excess parachute payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payments and benefits to be received by the Grantee by reason of the Change of Control, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes).

(f)                                   Notwithstanding the foregoing, the vesting of any Award LTIP Units pursuant to this Section 5 that would not otherwise have been vested at the time of the Grantee’s termination shall be conditioned upon the Grantee (i) executing, and not revoking or breaching during the applicable holding period set forth under Section 5(b)(iii) or Section 5(c) , a non-disparagement agreement and release of, and covenant not to sue with respect to, any claims against the Company and parties related to the Company in the form required by the Committee, and (ii) complying with any restrictive covenants, including any restrictions on engaging in competitive activities, soliciting service providers or clients, or utilizing confidential information, contained in the Grantee’s Service Agreement.  If the Grantee is required to execute a release of claims pursuant to his Service Agreement as a condition to the receipt of severance benefits, such release shall satisfy the requirement of this Section 5(f).

6.                                      Payments by Award Recipients. The Grantee shall have no rights with respect to this Agreement (and the Award evidenced hereby) unless he shall have accepted this Agreement prior to the close of business on the tenth Trading Day following the Effective Date by (a) making a contribution to the capital of the Partnership by certified or bank check or other instrument acceptable to the Committee or the Board, of $0.01 (the “Per Unit Purchase Price”), multiplied by the number of LTIP Units to be issued to the Grantee as part of this Award, (b) signing and delivering to the Partnership a copy of this Agreement, and (c) unless the Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart

Exhibit A-8

signature page to the Partnership Agreement (attached hereto as Exhibit A). The Per Unit Purchase Price paid by the Grantee shall be deemed a contribution to the capital of the Partnership upon the terms and conditions set forth herein and in the Partnership Agreement. Upon acceptance of this Agreement by the Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted and the admission of the Grantee as a Limited Partner of the Partnership. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units specified on Schedule A hereto, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein. Award LTIP Units constitute and shall be treated for all purposes as the property of the Grantee, subject to the terms of this Agreement and the Partnership Agreement. In the event of the forfeiture of the Grantee’s Award LTIP Units pursuant to this Agreement, the Partnership will pay the Grantee an amount equal to the Per Unit Purchase Price multiplied by the number of Award LTIP Units so forfeited.

7.                                      Distributions.

(a)                                 The holder of the Award LTIP Units shall be entitled to receive distributions with respect to such Award LTIP Units to the extent provided for in the Partnership Agreement, as modified hereby.

(b)                                 The Class E 2018 LTIP Unit Distribution Participation Date (as defined in the Partnership Agreement) for the Award LTIP Units shall be the Initial Valuation Date; provided that prior to such date, Award LTIP Units shall be entitled to a percentage of distributions to holders of Common Units under the Partnership Agreement equal to the following:

(i)                         the LTIP Unit Initial Regular Sharing Percentage (as defined in the Partnership Agreement) (i.e. 10%) of regular periodic distributions; and

(ii)                      the LTIP Unit Initial Special Sharing Percentage (as defined in the Partnership Agreement) (i.e. 0%) of special distributions and other distributions made other than in the ordinary course.

For the avoidance of doubt, after the earlier to occur of the Initial Valuation Date, Award LTIP Units, both vested and (until and unless forfeited pursuant to Section 4 or Section 5) unvested, shall be entitled to receive the same distributions payable with respect to Common Units if the payment date for such distributions is after such Initial Valuation Date, even though the record date for such distributions is before the Initial Valuation Date.

(c)                                  All distributions paid with respect to Award LTIP Units, both before and after the Initial Valuation Date, shall be fully vested and non-forfeitable when paid, whether or not the underlying LTIP Units have been become vested pursuant to this Agreement.

8.                                      Restrictions on Transfer.    Except as otherwise permitted by the Committee or the Board in its sole discretion, none of the Award LTIP Units granted hereunder nor any of the Common Units of the Partnership into which such Award LTIP Units may be converted (the “Award Common Units”) shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting (or, in the case of LTIP Units that vest as a result of a Qualified Termination pursuant to Section 5, prior to the date they would otherwise have vested), (b) for a period of two (2) years beginning on the Effective Date other than in connection with a Change of Control, and (c) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”)), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement; provided that, upon the approval of, and subject to the terms and conditions specified by, the Committee or the Board, unvested Award LTIP Units that have been held for a period of at least two (2) years may be Transferred to (i) the spouse, children or grandchildren of the Grantee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of the Grantee and such Immediate Family Members, (iii) a partnership in which the Grantee and such Immediate Family Members are the only partners, or (iv) one or more entities in which the Grantee has a 10% or greater equity interest, provided that the Transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and

Exhibit A-9

that subsequent transfers of unvested Award LTIP Units shall be prohibited except those in accordance with this Section 8. In connection with any Transfer of Award LTIP Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units not in accordance with the terms and conditions of this Section 8 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any LTIP Units. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

9.                                      Changes in Capital Structure.  Without duplication with the provisions of the Stock Plan, if (a) the outstanding Common Stock is changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, share split, share dividend, combination or subdivision, merger, consolidation, or other similar transaction or (b) any other event shall occur that in each case in the good faith judgment of the Committee or the Board necessitates action by way of appropriate equitable adjustment in the terms of this Award, the Stock Plan or the LTIP Units, then the Committee or the Board shall take such action as it deems necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award, the Stock Plan and the terms of the LTIP Units prior to such event, including, without limitation: (i) adjustments in the Award LTIP Units or other pertinent terms of this Award; and (ii) substitution of other awards under the Stock Plan or otherwise. The Grantee shall have the right to vote the Award LTIP Units if and when voting is allowed under the Partnership Agreement, regardless of whether vesting has occurred. Similar adjustments may be made in the event of any such transaction or event involving the capital structure of the Partnership.

10.                               Miscellaneous.

(a)                                 Amendments.  This Agreement may be amended or modified only with the consent of the Company and the Partnership acting through the Committee or the Board; provided that any such amendment or modification materially and adversely affecting the rights of the Grantee hereunder must be consented to by the Grantee to be effective as against him or her. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company and the Partnership to correct any errors or ambiguities in this Agreement and/or to make such changes that do not materially adversely affect the Grantee’s rights hereunder. This grant shall in no way affect the Grantee’s participation or benefits under any other plan or benefit program maintained or provided by the Company or the Partnership.

(b)                                 Incorporation of Stock Plan; Committee Determinations.  The provisions of the Stock Plan are hereby incorporated by reference as if set forth herein. Except as otherwise set forth in this Agreement, in the event of a conflict between this Agreement and the Stock Plan, the Stock Plan shall govern.

(c)                                  Status of LTIP Units; Stock Plan Matters.  This Award and the other 2018 PBV LTIP Awards constitute incentive compensation awards by the Company under the Plan and by the Partnership. The Award LTIP Units are equity interests in the Partnership. The number of shares of Common Stock reserved for issuance under the Stock Plan underlying outstanding Award LTIP Units will be determined by the Committee or the Board in light of all applicable circumstances, including calculations made or to be made under Section 3, vesting, capital account allocations and/or balances under the Partnership Agreement, the conversion ratio in effect between LTIP Units and Common Units and the exchange ratio in effect between Common Units and shares of Common Stock. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue shares of Common Stock in exchange for Award Common Units in accordance with the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such shares of Common Stock, if issued, will be issued under the Stock Plan. The Grantee acknowledges that the Grantee will have no right to approve or disapprove such determination by the Committee or the Board.

Exhibit A-10

(d)                                 Legend.  The records of the Partnership evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.

(e)                                  Compliance With Law.  The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no LTIP Units will become vested or be paid at a time that such vesting or payment would result in a violation of any such law.

(f)                                   Grantee Representations; Registration.

(i)                                     The Grantee hereby represents and warrants that (A) he understands that he is responsible for consulting his own tax advisor with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of this Award may become subject, to his particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services directly or indirectly to the Company and/or its Affiliates on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award; (D) Award LTIP Units are subject to substantial risks; (E) the Grantee has been furnished with, and has reviewed and understands, information relating to this Award; (F) the Grantee has been afforded the opportunity to obtain such additional information as he deemed necessary before accepting this Award; and (G) the Grantee has had an opportunity to ask questions of representatives of the Partnership and the Company, or persons acting on their behalf, concerning this Award.

(ii)                                  The Grantee hereby acknowledges that: (A) there is no public market for Award LTIP Units or Award Common Units and neither the Partnership nor the Company has any obligation or intention to create such a market; (B) sales of Award LTIP Units and Award Common Units are subject to restrictions under the Securities Act and applicable state securities laws; (C) because of the restrictions on transfer or assignment of Award LTIP Units and Award Common Units set forth in the Partnership Agreement and in this Agreement, the Grantee may have to bear the economic risk of his ownership of the LTIP Units covered by this Award for an indefinite period of time; (D) shares of Common Stock issued under the Stock Plan in exchange for Award Common Units, if any, are expected to be covered by a re-offer prospectus to be filed as part of a Registration Statement on Form S-8 (or a successor form under applicable rules and regulations of the Securities and Exchange Commission) under the Securities Act, to the extent that the Grantee is eligible to receive such shares under the Stock Plan at the time of such issuance and such registration Statement is then effective under the Securities Act; (E) resales of shares of Common Stock issued under the Stock Plan in exchange for Award Common Units, if any, shall only be made in compliance with all applicable restrictions (including in certain cases “blackout periods” forbidding sales of Company securities) set forth in the then applicable Company employee manual or insider trading policy and in compliance with the registration requirements of the Securities Act or pursuant to an applicable exemption therefrom.

(g)                                  Section 83(b) Election.  In connection with the issuance of LTIP Units under this Award pursuant to Section 3, the Grantee hereby agrees to make an election to include in gross income in the year of grant the applicable Award LTIP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit B and to supply the necessary information in accordance with the regulations promulgated thereunder. The Grantee agrees to file such election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Effective Date with each IRS Service Center where the Grantee may file his personal income tax returns (or such location as may be specified by the IRS), and to file a copy of such election with the

Exhibit A-11

Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee to the extent required by such regulations. So long as the Grantee holds any Award LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(h)                                 Severability.  If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

(i)                                     Governing Law.  This Agreement is made under, and will be construed in accordance with, the laws of the State of Maryland, without giving effect to the principles of conflict of laws of such state.

(j)                                    No Obligation to Continue Position as an Employee, Consultant or Advisor.  Neither the Company nor any Affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an employee, consultant or advisor and this Agreement shall not interfere, restrict or limit in any way with the right of the Company or any Affiliate to terminate the Grantee’s service relationship at any time.

(k)                                 Notices.  Any notice to be given to the Company shall be addressed to the General Counsel of the Company at Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311, and any notice to be given the Grantee shall be addressed to the Grantee at the Grantee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.

(l)                                     Withholding and Taxes.  No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award, the Grantee will pay to the Company or, if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee or the Board regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount; provided, however, that if any Award LTIP Units or Award Common Units are withheld (or returned), the number of Award LTIP Units or Award Common Units so withheld (or returned) shall be limited to the number which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

(m)                             Headings.  The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

(n)                                 Counterparts.  This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

(o)                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and the Partnership, on the one hand, and any successors to the Grantee, on the other hand, by will or the laws of descent and distribution, but

Exhibit A-12

this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Grantee.

(p)                                 Section 409A.  It is the understanding and intention of the parties that the transactions described in this Agreement are not subject to the requirements of Section 409A of the Code.  However, if it is subsequently determined that any of such transactions are subject to Section 409a, this Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code to the maximum extent possible. Any provision of this Agreement that is inconsistent with Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, with the reasonable cooperation of the Grantee and the Company and the Partnership, to the extent necessary to exempt it from, or bring it into compliance with, Section 409A of the Code.   Without limiting the generality of the foregoing, in the event any payment to be made hereunder by reason of the Grantee’s separation from service, as defined in Section 409A, is determined to constitute “nonqualified deferred compensation” subject to Section 409A, and if the Grantee is a “specified employee” as defined in Section 409A at the time of such separation from service, then such payment shall be deferred until the earlier of the first day of the seventh month following the month that includes the separation from service or the date of the Grantee’s death.  Notwithstanding the foregoing, in no event shall the Company, any Subsidiary, any member of the Committee, or any other person have any liability to the Grantee as a result of the imposition of any additional taxes or penalties pursuant to Section 409A.

Exhibit A-13

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the 4th day of April, 2018.

MACK-CALI REALTY CORPORATION.

By:
	Name:	Gary T. Wagner
	Title:	General Counsel and Secretary

MACK-CALI REALTY, L.P.

By:	Mack-Cali Realty Corporation,
its general partner

By:
	Name:	Gary T. Wagner
	Title:	General Counsel and Secretary

GRANTEE

Name:

Exhibit A-14

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee, desiring to become one of the within named Limited Partners of Mack-Cali Realty, L.P., hereby accepts all of the terms and conditions of (including, without limitation, the provisions of Article 15 of the Partnership Agreement (as hereinafter defined) titled “Power of Attorney”), and becomes a party to, the Second Amended and Restated Agreement of Limited Partnership, dated as of December 11, 1997, of Mack-Cali Realty, L.P., as amended through the date hereof (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Signature Line for Limited Partner:

Name:
Date:

Address of Limited Partner:

Exhibit A-15

EXHIBIT B

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.    The name, address and taxpayer identification number of the undersigned are:

Name:  [                ] (the “Taxpayer”)

Address:  [           ]

Social Security No./Taxpayer Identification No.:  [    ]

2.    Description of property with respect to which the election is being made:

The election is being made with respect to [          ] Class E 2018 LTIP Units in Mack-Cali Realty, L.P. (the “Partnership”).

3.    The date on which the LTIP Units were issued is April 20, 2018. The taxable year to which this election relates is calendar year 2018.

4.    Nature of restrictions to which the LTIP Units are subject:

(a)    With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)    The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in Section 3, Section 4 and Section 5 of that certain 2018 Performance-Based Long-Term Incentive Plan Award Agreement dates as of April 20, 2018 (the “Agreement”) by and between the Taxpayer, Mack-Cali Realty Corporation (the “Company”) and the Partnership. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Agreement.

5.    The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0.01 per LTIP Unit.

6.    The amount paid by the Taxpayer for the LTIP Units was $0.01 per LTIP Unit.

7.    A copy of this statement has been furnished to the Partnership and the Company.

Dated:

[Name]

Exhibit A-16

SCHEDULE A

Date of Award Agreement:	April 20, 2018
Name of Grantee:
Number of Class E 2018 LTIP Units Subject to Award:

Initials of Company representative:

Initials of the Grantee:

Exhibit A-17

EXHIBIT B

MACK-CALI REALTY CORPORATION

2018 TIME-BASED LONG-TERM INCENTIVE PLAN AWARD AGREEMENT

2018 LONG-TERM INCENTIVE PLAN AWARD AGREEMENT made as of the date set forth on Schedule A hereto between Mack-Cali Realty Corporation, a Maryland corporation (the “Company”), the general partner of its subsidiary Mack-Cali Realty, L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the party listed on Schedule A (the “Grantee”).

RECITALS

A.        The Grantee is an employee of the Company or one of its Affiliates (as defined herein below) and provides services directly or indirectly to the Partnership.

B.        The Executive Compensation and Option Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has duly approved this and other long-term incentive plan awards subject to time-based vesting (the “2018 TBV LTIP Awards”) and performance-based vesting (the “2018 PBV LTIP Awards”) pursuant to the Company’s 2013 Incentive Stock Plan (as further amended, restated or supplemented from time to time, the “2013 Plan”) and the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, restated and supplemented from time to time (the “Partnership Agreement”), to provide officers and key employees of the Company or its Affiliates, including the Grantee, in connection with their employment, with the incentive compensation described in this 2018 Time-Based Long-Term Incentive Plan Award Agreement (this “Agreement”), and thereby provide additional incentive for them to promote the progress and success of the business of the Company and its Affiliates, including the Partnership. 2018 TBV LTIP Awards were duly approved by the Committee pursuant to authority delegated to it by the Board as set forth in the Committee’s charter and Section 1.3 of the 2013 Plan, including authority to make grants of equity interests in the Partnership which may, under certain circumstances, be redeemed for cash, or, at the election of the Company, for shares of the Company’s Common Stock reserved for issuance under the 2013 Plan, or any successor equity plan (as any such plan may be amended, modified or supplemented from time to time, collectively the “Stock Plan”)). This Agreement evidences one award (this “Award”) in a series of substantially identical 2018 TBV LTIP Awards being made concurrently with this Award and is subject to the terms and conditions set forth herein and in the Partnership Agreement.

C.        The Grantee was selected by the Committee to receive this Award and the Board, effective as of the grant date specified in Schedule A hereto, awarded to the Grantee the number of Award LTIP Units (as defined herein) as provided herein and as forth in Schedule A.

NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:

1.        Administration.  This Award and all other 2018 TBV LTIP Awards shall be administered by the Committee, which in the administration of 2018 TBV LTIP Awards in general and this Award in particular shall have all the powers and authority it has in the administration of the Stock Plan as set forth in the Stock Plan; provided that all powers of the Committee hereunder can be exercised by the full Board if the Board so elects. The Committee, in its sole and absolute discretion, may make at any time any provision for lapse of forfeiture restrictions and/or accelerated vesting under this Agreement of some or all of the Grantee’s unvested Award LTIP Units (as defined below) that have not previously been forfeited. All decisions, actions or interpretations of the Committee or the Board on all matters relating to this Award shall be final, binding and conclusive upon all parties.

2.        Definitions.  Capitalized terms used herein without definitions shall have the meanings given to those terms in the Stock Plan. In addition, as used herein:

“Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

“Agreement” has the meaning set forth in the Recitals.

“Award Common Units” has the meaning set forth in Section 8.

“Award LTIP Units” has the meaning set forth in Section 3.

Exhibit B-1

“Board” has the meaning set forth in the Recitals.

“Cause” for termination of the Grantee’s employment for purposes of this Agreement means: (A) if the Grantee is a party to a Service Agreement immediately prior to such termination, and “Cause” is defined therein, then “Cause” shall have the meaning set forth in such Service Agreement, or (B) if the Grantee is not party to a Service Agreement immediately prior to such termination or the Grantee’s Service Agreement does not define “Cause,” then “Cause” shall mean: (i) willful and continued failure by the Grantee to use best efforts to substantially perform his duties to the Company and/or its Affiliates (other than any such failure resulting from Grantee’s incapacity due to physical or mental illness) for a period of thirty (30) days after written demand for substantial performance is delivered by the Company and/or its Affiliates specifically identifying the manner in which the Company and/or its Affiliates believe Grantee has not substantially performed his duties; (ii) material and continued failure to comply with Grantee’s obligations under any written policy of the Company and/or its Affiliates applicable to senior executives as approved by the Board of Directors from time to time for a period of thirty (30) days after written demand for substantial compliance is delivered by the Company and/or its Affiliates specifically identifying the manner in which the Company and/or its Affiliates believe Grantee has not substantially complied; (iii)  any act of fraud, embezzlement, misappropriation, or misuse for personal benefit of the assets or property of the Company and/or its Affiliates; or (iv) a conviction of or plea of “guilty” or “no contest” to a felony under the laws of the United States or any state or territory thereof.  No act, or failure to act, on Grantee’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in furtherance of, or not opposed to, the interests of the Company and/or its Affiliates. Any determination of Cause by the Company and/or its Affiliates will be made  (A) if the Grantee is a party to a Service Agreement immediately prior to such termination, in accordance with the terms of such Service Agreement, or (B) if the Grantee is not a party to a Service Agreement immediately prior to such termination, then  by the Board of Directors at a duly held meeting of the Board of Directors (held after reasonable notice to Grantee and reasonable opportunity for him, together with his counsel, to be heard before the Board of Directors at the meeting) and pursuant to resolutions duly adopted by the affirmative vote of the majority of the Board of Directors present and voting at such meeting finding that in the good faith opinion of the Board of Directors after reasonable investigation that Grantee has engaged in acts or omissions constituting Cause, provided that no such determination may be made, until Grantee has been given written notice detailing the specific Cause event and, where applicable, the lapsing of any cure period.

“Change of Control” means, with respect to any event: (A) if the Grantee is party to a Service Agreement immediately prior to such event and “Change of Control” (or “Change in Control”) is defined therein, then “Change of Control” shall have the meaning set forth in such Service Agreement, or (B) if the Grantee is not party to a Service Agreement immediately prior to such event and/or “Change of Control” is not defined therein, the occurrence of any one of the following events:

(a)                                       any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than the Company, any of its Subsidiaries, or any employee benefit plan sponsored by the Company or any of its Subsidiaries, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the shares of common stock of the Company  issued and outstanding immediately prior to such acquisition;

(b)                                       any Shares are purchased pursuant to a tender or exchange offer, other than an offer by the Company, that results in any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Exchange Act becoming the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the Shares issued and outstanding immediately prior to such tender or exchange offer; or

(c)                                        the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company immediately prior to such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 30% of the voting power of the surviving or acquiring corporation.

Exhibit B-2

“Change of Control Period” shall mean the period commencing on the earlier of (i) the date that a Change of Control occurs or (ii) the date that the Company enters into a definitive agreement with respect to a transaction, the consummation of which would constitute a Change of Control (provided it is actually consummated), and in either case ending on the second anniversary of the Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.

“Company” has the meaning set forth in the Recitals.

“Continuous Service” means the continuous service, without interruption or termination, as an employee, director, trustee, manager or member of, or with the approval of the Committee or the Board, consultant or advisor to the Company or an Affiliate.  Continuous Service shall not be considered interrupted in the case of:  (A) any approved leave of absence; (B) transfers among the Company and any Affiliate, or any successor, in any capacity of trustee, director, employee, manager, member, or with the approval of the Committee or the Board, consultant or advisor; or (C) any change in status as long as the individual remains in the service of the Company or any Affiliate of the Company in any capacity of employee, director, trustee, manager, member or similar function of, or (if the Committee or the Board specifically agrees that the Continuous Service is not uninterrupted) a consultant or advisor.  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.  Subject to the preceding sentence, whether a termination of Continuous Service shall have occurred for purposes of this Agreement shall be determined by the Committee or the Board, which determination shall be final, binding and conclusive.

“Disability” means: (A) if the Grantee is a party to a Service Agreement immediately prior to the applicable event, and “disability” is defined therein, then “disability” shall have the meaning set forth in such definition; or (B) if the Grantee is not party to a Service Agreement immediately prior to such event or the Grantee’s Service Agreement does not define “Disability” or a substantially equivalent term, then “Disability” shall mean the inability of Grantee, as a result of any medically determinable physical or mental disease, injury, or congenital condition, to substantially perform his principal duties to the Company and/or an Affiliate, with or without reasonable accommodation, for a continuous period of one hundred eighty (180) days, or periods aggregating two hundred seventy (270) days in any twelve month period, as determined by the Board or a committee thereof in good faith based upon medical evidence.

“Effective Date” April 20, 2018.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Vesting Date” means the earlier of (A) April 20, 2021, or (B) the date upon which a Change of Control shall occur.

“Good Reason” for termination of the Grantee’s employment for purposes of this Agreement means: (A) if the Grantee is a party to a Service Agreement immediately prior to such termination, and “good reason” is defined therein, then “Good Reason” shall have the meaning set forth in such Service Agreement, or (B) if the Grantee is not party to a Service Agreement immediately prior to such termination and/or the Grantee’s Service Agreement does not define “Good Reason,” then “Good Reason” shall mean the occurrence of any of the following circumstances, without the Grantee’s express written consent: (i) the material diminishment of Grantee’s authority, duties or responsibilities; (ii) a material reduction in Grantee’s annual base salary; or (iii) a material change in the geographic location at which the Grantee must perform services directly or indirectly to the Company and/or its Affiliates. Unless otherwise provided in a Service Agreement to which the Grantee is a party immediately prior to such termination, to constitute “good reason termination,” the Grantee: (1) must provide written notice to the Company within thirty (30) days of the initial existence of the event constituting “Good Reason;” (2) may not terminate his employment unless the Company fails to remedy the event constituting “Good Reason” within thirty (30) days after such notice has been deemed given pursuant to this Agreement; and (3) must terminate employment with the Company no later than ten (10) days after the end of the thirty-day period in which the Company fails to remedy the event constituting “Good Reason.”

“Grantee” has the meaning set forth in the Recitals.

Exhibit B-3

“Limited Partner” shall have the meaning set forth in the Partnership Agreement.

“LTIP Units” means units of limited partnership interest of the Partnership designated as “Class F 2018 LTIP Units” in the Partnership Agreement awarded under the 2013 Plan, having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption set forth in the Partnership Agreement.

“Partial Service Factor” means a factor carried out to the sixth decimal to be used in calculating the number of LTIP Units that shall vest pursuant to Section 5 in the event of a termination of the Grantee’s Continuous Service prior to the Final Vesting Date, determined by dividing the number of calendar days that have elapsed since the Effective Date to and including the date of the Grantee’s termination or the Change of Control, as applicable, by 1,096.

“Retirement” means the termination of the Grantee’s employment for any reason other than death, Disability, termination by the Company for Cause or termination by the Grantee for Good Reason on or after the date that (i) the Grantee has attained 60 years of age, and (ii) the Grantee has served as an employee of the Company for at least ten (10) years.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Agreement” means, as of a particular date, any employment, severance, consulting or similar service agreement then in effect between the Grantee, on the one hand, and the Company or one of its Subsidiaries, on the other hand, as amended or supplemented through such date.

“Stock Plan” has the meaning set forth in the Recitals.

“Subsidiary” has the meaning set forth in the Stock Plan.

“Units” means OP Units (as defined in the Partnership Agreement) that are outstanding or are issuable upon the conversion, exercise, exchange or redemption of any securities of any kind convertible, exercisable, exchangeable or redeemable for OP Units.

3.         Award of LTIP Units.  On the terms and conditions set forth in this Agreement, as well as the terms and conditions of the Stock Plan, the Grantee is hereby granted this Award consisting of the number of LTIP Units set forth on Schedule A hereto, which is incorporated herein by reference (the “Award LTIP Units”). Award LTIP Units, when issued, shall constitute and be treated as the property of the Grantee, subject to the terms of this Agreement and the Partnership Agreement. Award LTIP Units will be subject to vesting as provided in Section 4 and Section 5. In connection with this issuance and each subsequent issuance of Award LTIP Units, if any, the Grantee shall make the capital contribution described in Section 6 and shall execute and deliver to the Company and the Partnership such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request at any time (including in the future) in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws.

4.                                      Vesting of Award LTIP Units. The LTIP Units are subject to time-based vesting over a period of three years, subject to the Grantee’s Continuous Service, as follows:

(a)                                 Subject to Section 5, 100% of the LTIP Units shall vest on the three year anniversary of the Effective Date (April 20, 2021).

(b)                                 Any Award LTIP Units that do not become vested pursuant to Section 4 or Section 5 shall, without payment of any consideration by the Partnership other than as provided in the last sentence of Section 5, automatically and without notice or further action by the Company or its Affiliates be forfeited and be and become null and void, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Award LTIP Units.

(c)                                  To the extent that Schedule A provides for amounts or schedules of vesting that conflict with the provisions of Section 4 and Section 5, the provisions of Schedule A will be controlling and determinative.

Exhibit B-4

5.                                      Termination of Grantee’s Service Relationship; Death and Disability; Change of Control.

(a)                                 If the Grantee is a party to a Service Agreement, whether entered into prior or subsequent to the date of this Agreement, and ceases to be an employee of the Company or any of its Affiliates, the provisions of Sections 5(b) through 5(d) shall govern the treatment of the Grantee’s Award LTIP Units exclusively, unless the Service Agreement contains, or is amended to contain, provisions that expressly refer to this Section 5(a) and provides that those provisions of the Service Agreement shall instead govern the treatment of the Grantee’s Award LTIP Units. The foregoing sentence will be deemed an amendment to any applicable Service Agreement to the extent required to apply its terms consistently with this Section 5, such that, by way of illustration, any provisions of the Service Agreement with respect to accelerated vesting or payout or the lapse of forfeiture restrictions relating to the Grantee’s incentive or other compensation awards in the event of certain types of terminations of the Grantee’s service relationship with the Company (such as, for example, termination at the end of the term, termination without Cause by the Company and/or its Affiliates, or termination for Good Reason by the Grantee) shall not be interpreted as requiring vesting to occur with respect to this Award other than as specifically provided in this Section 5. In the event an entity ceases to be a Subsidiary or Affiliate of the Company, such action shall be deemed to be a termination of employment of all employees of that entity for purposes of this Agreement, provided that the Committee or the Board, in its sole and absolute discretion, may make provision in such circumstances for lapse of forfeiture restrictions and/or accelerated vesting of some or all of the Grantee’s remaining unvested Award LTIP Units that have not previously been forfeited, effective immediately prior to such event. If a Change of Control occurs, Section 5(c) shall govern the treatment of the Grantee’s Award LTIP Units exclusively notwithstanding the provisions of Sections 3.3(c), 4.7 and 5.7 of the 2013 Plan.

(b)                                 (i)                                     In the event of a termination of the Grantee’s Continuous Service as a result of (A) death, (B) Disability, or (C) Retirement all unvested Award LTIP Units shall immediately vest in full as of the date of such termination.

(ii)                                  In the event of termination of the Grantee’s Continuous Service during the term of Grantee’s Service Agreement, or at any time if Grantee is not subject to a Service Agreement, in each case not during a Change of Control Period by (A) the Company without Cause, or (B) the Grantee for Good Reason (each a “Qualified Termination”), in either case prior to the Final Vesting Date, unvested Award LTIP Units shall vest on a pro rata basis based on the product of the total number of Award LTIP Units multiplied by the Partial Service Factor.

(iii)                               In the event of a termination of the Grantee’s Continuous Service during a Change of Control Period by (A) the Company without Cause, or (B) the Grantee for Good Reason, all unvested Award LTIP Units shall immediately vest in full as of the date of such termination.

(iv)                              If the Grantee is subject to a Service Agreement, in the event of a termination of the Grantee’s Continuous Service after the term of Grantee’s Service Agreement but not during a Change of Control Period for any reason other than by the Company for Cause, all unvested Award LTIP Units shall immediately vest in full as of the date of such termination.

(v)                                 Notwithstanding the acceleration of vesting of Award LTIP Units that may occur pursuant to this Section 5(b), the Grantee will not have the right to Transfer (as defined in Section 8) his Award LTIP Units or request redemption of his Award Common Units under the Partnership Agreement until such dates as of which such Award LTIP Units would have become vested pursuant to Section 4 absent Grantee’s death, Disability, Retirement or Qualified Termination, as applicable. For the avoidance of doubt, the purpose of this Section 5(b)(v) is to prevent a situation where grantees of LTIP Units who

Exhibit B-5

have been terminated due to death, Disability, Retirement or a Qualified Termination would be able to realize the value of their Award LTIP Units or Award Common Units (through Transfer or redemption) before other grantees of LTIP Units whose Continuous Service continues through the applicable vesting dates set forth in Section 4(a).

(c)                                  In the event of a termination of the Grantee’s Continuous Service other than a Qualified Termination or a termination due to death, Disability, Retirement, by the Company without Cause after the expiration of the term of Grantee’s Service Agreement, by the Grantee for any reason after the expiration of the term of Grantee’s Service Agreement, or, during a Change of Control Period, by the Company without Cause or by Grantee for Good Reason, all Award LTIP Units except for those that, as of the date at such termination, have vested pursuant to Section 4, without payment of any consideration by the Partnership other than as provided in the last sentence of Section 6, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Award LTIP Units. Notwithstanding the foregoing, if the accelerated vesting of the Award LTIP Units as a result of a termination without Cause or for Good Reason during a Change of Control Period, when combined with any other amount payable to Grantee by reason of the Change of Control, would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, but for the application of this sentence, then the number of Award LTIP Units that vest by reason of this Section 5(c) shall be reduced to the minimum extent necessary, after taking into account any similar reductions required to other amounts payable to Grantee by reason of the Change of Control, so that no amount payable to Grantee constitutes an excess parachute payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payments and benefits to be received by the Grantee by reason of the Change of Control, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). Any Award LTIP Units that do not vest by reason of the foregoing sentence shall be forfeited.

(d)                                 Notwithstanding the foregoing, the vesting of any Award LTIP Units pursuant to Section 5(b) that would not otherwise have been vested at the time of the Grantee’s termination shall be conditioned upon the Grantee (i) executing, and not revoking or breaching during the holding period set forth under Section 5(b)(v), a non-disparagement agreement and release of, and covenant not to sue with respect to, any claims against the Company and parties related to the Company in the form required by the Committee, and (ii) complying with any restrictive covenants, including any restrictions on engaging in competitive activities, soliciting service providers or clients, or utilizing confidential information, contained in the Grantee’s Service Agreement.  If the Grantee is required to execute a release of claims pursuant to his Service Agreement as a condition to the receipt of severance benefits, such release shall satisfy the requirement of this Section 5(d).

6.         Payments by Award Recipients. The Grantee shall have no rights with respect to this Agreement (and the Award evidenced hereby) unless he shall have accepted this Agreement prior to the close of business on the tenth Trading Date following the Effective Date by (a) making a contribution to the capital of the Partnership by certified or bank check or other instrument acceptable to the Committee or the Board, of $0.01 (the “Per Unit Purchase Price”), multiplied by the number of LTIP Units to be issued to the Grantee as part of this Award, (b) signing and delivering to the Partnership a copy of this Agreement, and (c) unless the Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A). The Per Unit Purchase Price paid by the Grantee shall be deemed a contribution to the capital of the Partnership upon the terms and conditions set forth herein and in the Partnership Agreement. Upon acceptance of this Agreement by the Grantee, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted and the admission of the Grantee as a Limited Partner of the Partnership. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units specified on Schedule A hereto, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein. Award LTIP Units constitute and shall be treated for all purposes as the property of the Grantee, subject to the terms of this Agreement and the Partnership Agreement. In the event of the forfeiture of the Grantee’s Award LTIP Units pursuant to this

Exhibit B-6

Agreement, the Partnership will pay the Grantee an amount equal to the Per Unit Purchase Price multiplied by the number of Award LTIP Units so forfeited.

7.                                      Distributions.

(a)                                 The holder of the Award LTIP Units shall be entitled to receive distributions with respect to such Award LTIP Units to the extent provided for in the Partnership Agreement, as modified hereby.

(b)                                 The Class F 2018 LTIP Unit Distribution Participation Date (as defined in the Partnership Agreement) for the Award LTIP Units shall be the Final Vesting Date; provided that prior to such date Award LTIP Units shall be entitled to a percentage of distributions to holders of Common Units under the Partnership Agreement equal to the following:

(i)                the LTIP Unit Initial Regular Sharing Percentage (as defined in the Partnership Agreement) (i.e. 10%) of regular periodic distributions; and

(ii)             the LTIP Unit Initial Special Sharing Percentage (as defined in the Partnership Agreement) (i.e. 0%) of special distributions and other distributions made other than in the ordinary course.

For the avoidance of doubt, after the Final Vesting Date, Award LTIP Units shall be entitled to receive the same distributions payable with respect to Common Units if the payment date for such distributions is after the Final Vesting Date, even though the record date for such distributions is before the Final Vesting Date.

(c)                                  All distributions paid with respect to Award LTIP Units, both before and after the Final Vesting Date, shall be fully vested and non-forfeitable when paid, whether or not the underlying LTIP Units have become vested pursuant to this Agreement.

8.                                      Restrictions on Transfer.    Except as otherwise permitted by the Committee or the Board in its sole discretion, none of the Award LTIP Units granted hereunder nor any of the Common Units of the Partnership into which such Award LTIP Units may be converted (the “Award Common Units”) shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting (or, in the case of LTIP Units that vest as a result of a Qualified Termination pursuant to Section 5, prior to the date they would otherwise have vested), (b) for a period of two (2) years beginning on the Effective Date other than in connection with a Change of Control, and (c) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”)), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement; provided that, upon the approval of, and subject to the terms and conditions specified by, the Committee or the Board, unvested Award LTIP Units that have been held for a period of at least two (2) years may be Transferred to (i) the spouse, children or grandchildren of the Grantee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of the Grantee and such Immediate Family Members, (iii) a partnership in which the Grantee and such Immediate Family Members are the only partners, or (iv) one or more entities in which the Grantee has a 10% or greater equity interest, provided that the Transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent transfers of unvested Award LTIP Units shall be prohibited except those in accordance with this Section 8. In connection with any Transfer of Award LTIP Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units not in accordance with the terms and conditions of this Section 8 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any LTIP Units. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. Similar adjustments may be made in the event of any such transaction or event involving the capital structure of the Partnership.

Exhibit B-7

9.                                      Changes in Capital Structure.  Without duplication with the provisions of the Stock Plan, if (a) the outstanding Common Stock is changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, share split, share dividend, combination or subdivision, merger, consolidation, or other similar transaction or (b) any other event shall occur that in each case in the good faith judgment of the Committee or the Board necessitates action by way of appropriate equitable adjustment in the terms of this Award, the Stock Plan or the LTIP Units, then the Committee or the Board shall take such action as it deems necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award, the Stock Plan and the terms of the LTIP Units prior to such event, including, without limitation: (i) adjustments in the Award LTIP Units or other pertinent terms of this Award; and (ii) substitution of other awards under the Stock Plan or otherwise. The Grantee shall have the right to vote the Award LTIP Units if and when voting is allowed under the Partnership Agreement, regardless of whether vesting has occurred.

10.             Miscellaneous.

(a)                                 Amendments.  This Agreement may be amended or modified only with the consent of the Company and the Partnership acting through the Committee or the Board; provided that any such amendment or modification materially and adversely affecting the rights of the Grantee hereunder must be consented to by the Grantee to be effective as against him or her. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company and the Partnership to correct any errors or ambiguities in this Agreement and/or to make such changes that do not materially adversely affect the Grantee’s rights hereunder. This grant shall in no way affect the Grantee’s participation or benefits under any other plan or benefit program maintained or provided by the Company or the Partnership.

(b)                                 Incorporation of Stock Plan; Committee Determinations.  The provisions of the Stock Plan are hereby incorporated by reference as if set forth herein. Except as otherwise set forth in this Agreement, in the event of a conflict between this Agreement and the Stock Plan, the Stock Plan shall govern.

(c)                                  Status of LTIP Units; Stock Plan Matters.  This Award and the other 2018 TBV LTIP Awards constitute incentive compensation awards by the Company under the Plan and by the Partnership. The Award LTIP Units are equity interests in the Partnership. The number of shares of Common Stock reserved for issuance under the Stock Plan underlying outstanding Award LTIP Units will be determined by the Committee or the Board in light of all applicable circumstances, including calculations made or to be made under Section 3, vesting, capital account allocations and/or balances under the Partnership Agreement, the conversion ratio in effect between LTIP Units and Common Units and the exchange ratio in effect between Common Units and shares of Common Stock. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue shares of Common Stock in exchange for Award Common Units in accordance with the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such shares of Common Stock, if issued, will be issued under the Stock Plan. The Grantee acknowledges that the Grantee will have no right to approve or disapprove such determination by the Committee or the Board.

(d)                                 Legend.  The records of the Partnership evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein and in the Partnership Agreement.

(e)                                  Compliance With Law.  The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no LTIP Units will become vested or be paid at a time that such vesting or payment would result in a violation of any such law.

Exhibit B-8

(f)                                   Grantee Representations; Registration.

(i)                                     The Grantee hereby represents and warrants that (A) he understands that he is responsible for consulting his own tax advisor with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of this Award may become subject, to his particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services directly or indirectly to the Company and/or its Affiliates on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award; (D) Award LTIP Units are subject to substantial risks; (E) the Grantee has been furnished with, and has reviewed and understands, information relating to this Award; (F) the Grantee has been afforded the opportunity to obtain such additional information as he deemed necessary before accepting this Award; and (G) the Grantee has had an opportunity to ask questions of representatives of the Partnership and the Company, or persons acting on their behalf, concerning this Award.

(ii)                                  The Grantee hereby acknowledges that: (A) there is no public market for Award LTIP Units or Award Common Units and neither the Partnership nor the Company has any obligation or intention to create such a market; (B) sales of Award LTIP Units and Award Common Units are subject to restrictions under the Securities Act and applicable state securities laws; (C) because of the restrictions on transfer or assignment of Award LTIP Units and Award Common Units set forth in the Partnership Agreement and in this Agreement, the Grantee may have to bear the economic risk of his ownership of the LTIP Units covered by this Award for an indefinite period of time; (D) shares of Common Stock issued under the Stock Plan in exchange for Award Common Units, if any, are expected to be covered by a re-offer prospectus to be filed as part of a Registration Statement on Form S-8 (or a successor form under applicable rules and regulations of the Securities and Exchange Commission) under the Securities Act, to the extent that the Grantee is eligible to receive such shares under the Stock Plan at the time of such issuance and such registration Statement is then effective under the Securities Act; (E) resales of shares of Common Stock issued under the Stock Plan in exchange for Award Common Units, if any, shall only be made in compliance with all applicable restrictions (including in certain cases “blackout periods” forbidding sales of Company securities) set forth in the then applicable Company employee manual or insider trading policy and in compliance with the registration requirements of the Securities Act or pursuant to an applicable exemption therefrom.

(g)                                  Section 83(b) Election.  In connection with the issuance of LTIP Units under this Award pursuant to Section 3, the Grantee hereby agrees to make an election to include in gross income in the year of grant the applicable Award LTIP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit B and to supply the necessary information in accordance with the regulations promulgated thereunder. The Grantee agrees to file such election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Effective Date with each IRS Service Center where the Grantee may file his personal income tax returns (or such location as may be specified by the IRS), and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee to the extent required by such regulations. So long as the Grantee holds any Award LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(h)                                 Severability.  If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any

Exhibit B-9

provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

(i)                                     Governing Law.  This Agreement is made under, and will be construed in accordance with, the laws of the State of Maryland, without giving effect to the principles of conflict of laws of such state.

(j)                                    No Obligation to Continue Position as an Employee, Consultant or Advisor.  Neither the Company nor any Affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an employee, consultant or advisor and this Agreement shall not interfere, restrict or limit in any way with the right of the Company or any Affiliate to terminate the Grantee’s service relationship at any time.

(k)                                 Notices.  Any notice to be given to the Company shall be addressed to the General Counsel of the Company at Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311, and any notice to be given the Grantee shall be addressed to the Grantee at the Grantee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.

(l)                                     Withholding and Taxes.  No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award, the Grantee will pay to the Company or, if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee or the Board regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount; provided, however, that if any Award LTIP Units or Award Common Units are withheld (or returned), the number of Award LTIP Units or Award Common Units so withheld (or returned) shall be limited to the number which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

(m)                             Headings.  The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

(n)                                 Counterparts.  This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

(o)                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and the Partnership, on the one hand, and any successors to the Grantee, on the other hand, by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Grantee.

(p)                                 Section 409A.  It is the understanding and intention of the parties that the transactions described in this Agreement are not subject to the requirements of Section 409A of the Code.  However, if it is subsequently determined that any of such transactions are subject to Section 409a, this Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code. to the maximum extent possible. Any provision of this Agreement that is inconsistent with Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, with the reasonable cooperation of the Grantee and the Company and the Partnership, to the extent necessary to exempt it from, or bring it into compliance with, Section 409A of the Code.   Without limiting the generality of the foregoing, in the event any

Exhibit B-10

payment to be made hereunder by reason of the Grantee’s separation from service, as defined in Section 409A, is determined to constitute “nonqualified deferred compensation” subject to Section 409A, and if the Grantee is a “specified employee” as defined in Section 409A at the time of such separation from service, then such payment shall be deferred until the earlier of the first day of the seventh month following the month that includes the separation from service or the date of the Grantee’s death.  Notwithstanding the foregoing, in no event shall the Company, any Subsidiary, any member of the Committee, or any other person have any liability to the Grantee as a result of the imposition of any additional taxes or penalties pursuant to Section 409A.

Exhibit B-11

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the 20th day of April, 2018.

MACK-CALI REALTY CORPORATION.

By:
Name: Gary T. Wagner
Title: General Counsel and Secretary

MACK-CALI REALTY, L.P.

By:	Mack-Cali Realty Corporation, its general partner

By:
Name: Gary T. Wagner
Title: General Counsel and Secretary

GRANTEE

Name:

Exhibit B-12

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee, desiring to become one of the within named Limited Partners of Mack-Cali Realty, L.P., hereby accepts all of the terms and conditions of (including, without limitation, the provisions of Article 15 of the Partnership Agreement (as hereinafter defined) titled “Power of Attorney”), and becomes a party to, the Second Amended and Restated Agreement of Limited Partnership, dated as of December 11, 1997, of Mack-Cali Realty, L.P., as amended through the date hereof (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Signature Line for Limited Partner:

Name:
Date:

Address of Limited Partner:

Exhibit B-13

EXHIBIT B

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.    The name, address and taxpayer identification number of the undersigned are:

Name:  [            ] (the “Taxpayer”)

Address:  [    ]

Social Security No./Taxpayer Identification No.:  [    ]

2.    Description of property with respect to which the election is being made:

The election is being made with respect to [          ] Class F 2018 LTIP Units in Mack-Cali Realty, L.P. (the “Partnership”).

3.    The date on which the LTIP Units were issued is April 20, 2018. The taxable year to which this election relates is calendar year 2018.

4.    Nature of restrictions to which the LTIP Units are subject:

(a)    With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)    The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in Section 3, Section 4 and Section 5 of that certain 2018 Time-Based Long-Term Incentive Plan Award Agreement dates as of April 20, 2018 (the “Agreement”) by and between the Taxpayer, Mack-Cali Realty Corporation (the “Company”) and the Partnership. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Agreement.

5.    The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0.01 per LTIP Unit.

6.    The amount paid by the Taxpayer for the LTIP Units was $0.01 per LTIP Unit.

7.    A copy of this statement has been furnished to the Partnership and the Company.

Dated:

[Name]

Exhibit B-14

SCHEDULE A

Date of Award Agreement:	April 20, 2018
Name of Grantee:
Number of Class F 2018 LTIP Units Subject to Award:

Initials of Company representative:

Initials of the Grantee:

Exhibit B-15